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                                    EXHIBIT A

                           PROMISSORY NOTE SECURED BY
                                 PLEDGE OF STOCK


                                 March 30, 1998

Cupertino, California                                                   $900,000


                                FIVE - YEAR NOTE


      The undersigned, Michael J. Anderson, for value received, promises to pay to Mission West Properties (the "Company") or any person or entity to whom this Note has been endorsed for payment, or order (collectively the "Holder"), the principal sum of Nine Hundred Thousand Dollars ($900,000) (the "principal sum") and interest on the principal sum from time to time remaining unpaid hereon from the date of this Note until paid in full at the rate of percent (5.59%) compounded annually. Subject to the provisions of Sections 3 and 5 of this Note, interest shall be paid annually on each anniversary of the date of this Note; the principal sum and any accrued but unpaid interest to be paid in full on or before the fifth anniversary of the date of this Note.

      Principal and interest will be paid in lawful money of the United States of America at the address of the Holder of this Note as shown on the books of the Company. The undersigned shall have the right to prepay all or any portion of the indebtedness represented hereby without premium or penalty upon ten (10) days notice.

      The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, to which the Holder hereof, by the acceptance of this Note, agrees:

1. ATTORNEYS' FEES. If the indebtedness represented hereby is not paid in full when due, the undersigned promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

2. REPLACEMENT. On receipt of evidence reasonably satisfactory to the undersigned of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or
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bond reasonably satisfactory in form and amount to the Company and the undersigned, or in the case of mutilation, on surrender and cancellation of this Note, the undersigned, at his expense, will execute and deliver, in lieu of this Note, a new Note of like tenor.

3. RIGHT TO ACCELERATE PAYMENT. This Note shall become immediately due and payable in the full amount of the principal sum then unpaid, together with all accrued and unpaid interest thereon, at the option of the Holder of this Note without notice or demand, upon the occurrence of any of the following events:

     (a) the undersigned becomes insolvent in that either a petition is filed by or against the undersigned under any bankruptcy law, or he is unable to pay his debts as they fall due, or he makes a general assignment for the benefit of his creditors or takes any other action to take advantage of any insolvency laws; or

     (b) the undersigned fails to make payment when due of any part or installment of principal or interest, and such default is not cured within ten (10) days of the Holder's giving notice of such default to the undersigned; or

     (c) the election by the Company to accelerate payment of the Note pursuant to Section 1(b) of the Restricted Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") between the Company and the undersigned; or

     (d) any default by the undersigned under the terms of the Stock Purchase Agreement or the Security Agreement (described below) which is not otherwise specified in paragraphs (a), (b) or (c) above.

4. MODIFICATION. This Note and any of its terms may be changed, waived or terminated only by a written instrument signed by the party against which enforcement of that change, waiver or termination is sought.

5. SECURITY. This Note is given pursuant to the terms of the Restricted Stock Purchase Agreement and is secured under the terms of a Security Agreement of even date herewith made between the undersigned and the Company. The Holder shall be entitled to all the benefits of the security as provided in the Security Agreement, provided that the Holder shall not be obligated to proceed first against the collateral, but may proceed directly on this Note. In the event the Holder proceeds against the collateral and the proceeds of same are inadequate to pay any amounts due on this Note, the undersigned shall remain liable for any deficiency. Upon the occurrence of certain events stated in the Security Agreement and in the Stock Purchase Agreement, the entire amount of this Note may become payable prior to the maturity date stated herein.

6. GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to any principles governing conflicts of laws.

7. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, or at such other address as any party may designate by ten (10) days' advance written notice to the other party.
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8. SEVERABILITY. If any provision of this Note should be found to be invalid or unenforceable, all other provisions shall nevertheless remain in full force and effect to the maximum extent permitted by law.




                                    Michael J. Anderson


                                    Address: 858 Fielding Drive
                                             Palo Alto, CA 94303